CUSTODIAN CONTRACT
                                    Between
                            BLACKROCK MQE INVESTORS
                                      and
                      STATE STREET BANK AND TRUST COMPANY


                              CUSTODIAN CONTRACT

                    This Contract between BlackRock MQE Investors, a business trust organized and existing under the laws of Delaware, having its principal place of business at 345 Park Avenue, New York, NY 10154 hereinafter called the "Trust", and State Street Bank and Trust Company, a Massachusetts Trust Company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian".

                    WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

          1.   Custodian, Sub-Custodians and Agents

          1.1 Employment of Custodian and Property to be Held by It. The Trust hereby employs the Custodian as the custodian of its assets pursuant to the provisions of the Trust's Declaration of Trust, dated October 30, 1996, as amended (the "Declaration of Trust"). The Trust agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Trust from time to time, and the cash consideration received by it for such new or treasury units of beneficial interest ("Units") of the Trust or such new treasury preferred units of beneficial interest ("Preferred Units") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Trust held or received by the Trust and not delivered to the Custodian.

               The Trust intends to become the holder of certain debt securities and warrants issued by Annington Finance No. 3 Limited or its affiliates (each an "Annington Security" and collectively the "Annington Securities"). The Trust desires to cause the Custodian to hold in safekeeping as its agent the Annington Securities and to receive, deposit or disburse, as the case may be, any payments associated therewith as may be communicated to the Custodian in Proper Instructions pursuant to the Custodian Contract which may include the free delivery of cash or securities by the Custodian without the receipt of securities or cash, as the case may be, therefor. The Trust hereby acknowledges and agrees that the Custodian's sole duty with respect to the Annington Securities shall be to (i) hold the Annington Securities and any related documents as the Trust may deliver to the Custodian from time to time in safekeeping and (ii) to receive, deposit or disburse, as the case may be, any payments in connection therewith properly identified as related to a specific Annington Security and, in the case of disbursements, in accordance with a Proper Instruction. Without limiting the generality of the foregoing, the Custodian shall have no obligation with respect to any Annington Security to (i) authenticate the validity or enforceability of any Annington Securities; or (ii) preserve any rights against prior parties or the exercise of any right or to perform any obligation in connection therewith.

               With respect to each Annington Security to be held by the Custodian hereunder in accordance with the provisions hereof, the Trust shall (i) cause the Annington Security to be delivered to the Custodian or a foreign sub-custodian appointed pursuant to
               Section 3 hereof at such address as the Custodian may direct and (ii) cause the Custodian or such foreign sub-custodian be named as its agent for purposes of receipt of any payments thereunder and, in connection therewith, the Trust shall designate the DDA account number to which such payment shall be posted. Custodian shall in no event be responsible to monitor any income or other payments that may be due and payable with respect to the Annington Securities and shall only be responsible to post any such payment as may be actually received for the account of the Trust.

          1.2 Employment of Sub-Custodians. Upon receipt of "Proper Instructions" (within the meaning of Section 2.14), the Custodian shall from time to time employ one or more sub-custodians, and such employment, and the level of responsibility or liability such sub-custodian has to the Custodian, shall be approved by the Trustees and by a majority of the Investors' Trustees (as such term is defined in the Declaration of Trust) of the Trust; provided that in the absence of bad faith, negligence or willful misconduct on the part of the Custodian, the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. If the Custodian's actions or omissions relative to a sub-custodian are in bad faith, with negligence or willful misconduct, the employment of any sub-custodian shall not relieve the Custodian of its responsibilities or liabilities hereunder.

          1.3 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

          2. Duties of the Custodian with Respect to Property of the Trust Held By the Custodian

          2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Trust all non-cash property, including all securities owned by the Trust, other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.9.

          2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Trust held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                    1)   Upon sale of such securities for the
                         account of the Trust and receipt of
                         payment therefor;

                    2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;

                    3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.9 hereof;

                    4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Trust;

                    5)   To the issuer thereof or its agent when
                         such securities are called, redeemed,
                         retired or otherwise become payable;
                         provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                    6) To the issuer thereof, or its agent, for transfer into the name of the Trust or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 1.3 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units, provided that, in any such case, the new securities are to be delivered to the Custodian;

                    7) Upon the sale of such securities for the account of the Trust, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence, willful misconduct, or lack of good faith;

                    8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                    9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                    10) For delivery in connection with any loans of securities made by the Trust, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Trust prior to the receipt of such collateral;

                    11)  For delivery as security in connection
                         with any borrowings by the Trust requiring a pledge of assets by the Trust, but only against receipt of amounts borrowed;

                    12)  For delivery in accordance with the
                         provisions of any agreement among the
                         Trust, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust;

                    13)  For delivery in accordance with the
                         provisions of any agreement among the
                         Trust, the Custodian, and a Futures
                         Commission Merchant registered under the
                         Commodity Exchange Act, relating to
                         compliance with the rules of the Commodity
                         Futures Trading Commission and/or any
                         Contract Market, or any similar
                         organization or organizations, regarding account deposits in connection with transactions by the Trust; and

                    14)  For any other proper corporate purpose,
                         but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

          2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Trust or in the name of any nominee of the Trust or of any nominee of the Custodian which nominee shall be assigned exclusively to the Trust, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Trust, or in the name or nominee name of any agent appointed pursuant to Section 1.3 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Trust under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Trust directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Trust on such securities and to notify the Trust on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

          2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust, other than cash maintained by the Trust in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Trust may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Trust.
               Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

          2.5 Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Trust as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Units or Preferred Units of the Trust which are deposited into the Trust's account.

          2.6  Collection of Income.  Subject to the provisions of
               Section 1.1 and 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Trust shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Trust's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The Custodian shall utilize its best efforts only to timely collect all income due the Trust on securities loaned pursuant to the provisions of Section 2.2(10).

          2.7  Payment of Trust Monies.  Upon receipt of Proper
               Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Trust in the following cases only:

                    1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Trust but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Trust or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.9 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.9; (d) in the case of repurchase agreements entered into between the Trust and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Trust of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Trust or (e) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign, such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in Section 2.14;

                    2) Upon making of a capital contribution to any partnership of which the Trust is a partner but only against written evidence of a corresponding increase in the capital account;

                    3) In connection with conversion, exchange or surrender of securities owned by the Trust as set forth in Section 2.2 hereof;

                    4)   For the payment of any expense or
                         liability incurred by the Trust, including but not limited to the following payments for the account of the Trust: interest, taxes, administrative (except to the extent required to be paid by the Trust's investments advisors) management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

                    5) For the payment of any dividends or other distributions declared pursuant to the governing documents of the Trust;

                    6)   For payment of the amount of dividends
                         received in respect of securities sold
                         short;

                    7)   For any other proper purpose, but only
                         upon receipt of, in addition to Proper
                         Instructions, a certified copy of a
                         resolution of the Board of Trustees or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

          2.8 Deposit of Trust Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Trust in a clearing agency registered with the Securities and Exchange Commission under
               Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                    1) The Custodian may keep securities of the Trust in a Securities System provided that such securities are represented in an account of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                    2) The records of the Custodian with respect to securities of the Trust which are maintained in a Securities System shall identify by book-entry those securities belonging to the Trust;

                    3)   The Custodian shall pay for securities
                         purchased for the account of the Trust
                         upon (i) receipt of advice from the
                         Securities System that such securities
                         have been transferred to the Account, and
                         (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust. The Custodian shall transfer securities sold for the account of the Trust upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and
                         (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Trust. Copies of all advice from the Securities System of transfers of securities for the account of the Trust shall identify the Trust, be maintained for the Trust by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of the Trust in the form of written advice or a notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Trust;

                    4) The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

                    5)   The Custodian shall have received the
                         initial or annual certificate, as the case may be, required by Article 9 hereof;

                    6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

          2.9 Trust Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Trust in the Direct Paper System of the Custodian subject to the following provisions:

                    1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

                    2) The Custodian may keep securities of the Trust in the Direct Paper System only if such securities are represented in an account of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                    3)   The Custodian shall have received the
                         initial or annual certificate, as the case may be, required by Article 9 hereof;

                    4) The records of the Custodian with respect to securities of the Trust which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Trust;

                    5)   The Custodian shall pay for securities
                         purchased for the account of the Trust
                         upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Trust. The Custodian shall transfer securities sold for the account of the Trust upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Trust;

                    6)   The Custodian shall furnish the Trust
                         confirmation of each transfer to or from the account of the Trust, in the form of written advice or a notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Trust;

                    7) The Custodian shall provide the Trust with any report on its system of internal accounting control as the Trust may reasonably request from time to time.

          2.10 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Trust, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Trust or commodity futures contracts or options thereon purchased or sold by the Trust, (iii) for the purposes of compliance by the Trust with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

          2.11 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Trust held by it and in connection with transfers of securities.

          2.12 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Trust or a nominee of the Trust, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

          2.13 Communications Relating to Trust Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust and the maturity of futures contracts purchased or sold by the Trust) received by the Custodian from issuers of the securities being held for the Trust. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian at least three business days (or such shorter period as the Custodian may agree) prior to the date on which the Custodian is to take such action.

          2.14 Proper Instructions. Proper Instructions as used throughout this Article 2 means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees. Proper Instructions may include communications effected directly between electromechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Trust's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.

          2.15 Actions Permitted without Express Authority.  The
               Custodian may in its discretion, without express authority from the Trust:

                    1)   make payments to itself or others for
                         minor out of pocket expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust;

                    2) surrender securities in temporary form for securities in definitive form;

                    3) endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments; and

                    4)   in general, attend to all non-
                         discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust except as otherwise directed by the Board of Trustees of the Trust.

          2.16 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

          2.17 Advances. The Custodian shall have no obligation to advance any funds on behalf of the Trust for any purpose nor to permit any bank account maintained by the Trust to become overdrawn.

          3. Duties of the Custodian with Respect to Property of the Trust Held Outside of the United States

          3.1 Appointment of Foreign Sub-Custodians. The Trust hereby authorizes and instructs the Custodian to employ as sub-custodians for the Trust's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Trust's Board of Trustees, the Custodian and the Trust may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Trust may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Trust's assets.

          3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Trust may determine to be reasonably necessary to effect the Trust's foreign securities transactions. The Custodian shall identify on its books as belonging to the Trust, the foreign securities of the Trust held by each foreign sub-custodian.

          3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Trust, assets of the Trusts shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

          3.4 Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Trust, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided, however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Trust which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Trust and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the Foreign Sub-custodian or of others.

          3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Trust's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Trust's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Trust; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Trust, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Trust held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

          3.6 Access of Independent Accountants of the Trust. Upon request of the Trust, the Custodian will use its best efforts to arrange for the independent accountants of the Trust to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

          3.7 Reports by Custodian. The Custodian will supply to the Trust from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Trust held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Trust's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Trust indicating, as to securities acquired for the Trust, the identity of the entity having physical possession of such securities.

          3.8 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this
               Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Trust held outside the United States by foreign sub-custodians.

               (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Trust and delivery of securities maintained for the account of the Trust may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

               (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Trust agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

          3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify and hold harmless, the Custodian and the Trust from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Trust has not been made whole for any such loss, damage, cost, expense, liability or claim.

          3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph
               3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Trust for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

          3.11 Reimbursement for Advances. If the Custodian advances cash or securities for any purpose on behalf of the Trust including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Trust shall be security therefor and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Trusts assets to the extent necessary to obtain reimbursement.

          3.12 Monitoring Responsibilities. The Custodian shall furnish annually to the Trust, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Trust in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Trust in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Trust or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its unitholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its unitholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

          3.13 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Trusts assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by
               Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

               (b) Cash held for the Trust in the United Kingdom shall be maintained in an interest bearing account established for the Trust with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

          3.14 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust or the Custodian as custodian of the Trust by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Custodian of the obligations imposed on the Trust or the Custodian as custodian of the Trust by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Trust has provided such information.

          4. Duties of Custodian with Respect to the Books of Account

               The Custodian shall keep the books of account of the Trust. The parties acknowledge that it is the responsibility of the Trust to ascertain the value of the Annington Securities and the proper financial and tax accounting therefor and to communicate such information in a timely manner to the Custodian. The Custodian shall be entitled to rely on such information without undertaking any independent verification thereof. If requested by the Trust, the Custodian will calculate the net asset value of the Units and Preferred Units of the Trust at such times as the Trust and the Custodian may agree. The Custodian shall be entitled to rely on information furnished by the Trust as to the value of the Annington Securities in making any such calculations without undertaking any independent verification thereof.

          5.   Records

               The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by the Trust and held by the Custodian and shall when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

          6.   Opinion of Trust's Independent Accountant

               The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-2, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

          7.   Reports to Trust by Independent Public Accountants

               The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts., including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

          8.   Compensation of Custodian

               The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian. The Custodian shall provide monthly to the Trust a calculation of the fees payable to the Custodian.

          9.   Responsibility of Custodian

               So long as and to the extent that it is in the exercise of good faith and reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of good faith and non-negligence in carrying out the provisions of this Contract.

               The Custodian shall be entitled to receive, and act upon, advice of counsel (which counsel shall be selected by the Custodian with reasonable care based on such counsel's professional competence and reputation or shall be counsel for the Trust) and shall be without liability for any action reasonable taken pursuant to such advice in good faith and without negligence.

               The Custodian shall be indemnified and held harmless by the Trust for any action taken by it in carrying out terms and provisions of this Contract if done in good faith and without negligence or willful misconduct on the Custodian's part; provided that: (i) the Custodian shall not be entitled to indemnification in those situations where the Custodian is liable to the Trust pursuant to
          Section 2.9(6) hereof, (ii) the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents, or appears likely to present, the probability of such a claim for indemnification against the Trust, and (iii) in any case in which the Trust may be asked to so indemnify and hold harmless the Custodian, the Trust shall have been fully and promptly advised of all pertinent facts concerning the situation in question. The Trust, using counsel of its choice, shall have the option to defend the Custodian against any claim which may be a subject of this indemnification and shall be given timely notice by the Custodian to permit it to exercise that option as early as possible with respect to such claim. In the event the Trust so elects to defend the Custodian, the Trust will notify the Custodian, and thereupon the Trust shall take over complete defense of the claim, and after it does so, the Custodian shall incur no further legal or other expenses for which it shall be entitled to indemnification from the Trust. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian, except with the Trust's prior written consent.

               If the Custodian, its affiliates, subsidiaries or agents, advances cash or securities for any purpose on behalf of the Trust (including but not limited to securities settlements and settlement of foreign exchange contracts) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses or assessments in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act, willful misconduct or lack of good faith, any property at any time held for the account of the Trust shall be security therefor and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Trust assets to the extent necessary to obtain reimbursement.

          10.  Effective Period, Termination and Amendment

               This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than ninety
          (90) days after the date of such delivery or mailing; provided, however, that the Custodian shall not act under
          Section 2.8 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Trust of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under Section 2.9 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Trust of the Direct Paper System; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Trust may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

               Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable out of pocket, costs, expenses and disbursements.

          11.  Successor Custodian

               If a successor custodian shall be appointed by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Trust's securities held in a Securities System or Direct Paper System.

               If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

               In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $250.000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Trust's securities held in any Securities System or Direct Paper System. Upon agreeing to be bound by the terms of this contract such bank or trust company shall be the successor of the Custodian under this Contract.

               In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

          12.  Interpretive and Additional Provisions

               In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

          13.  Massachusetts Law to Apply

               This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

          14.  Prior Contracts

               This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Trust and the Custodian relating to the custody of the Trust's assets.

          15.  Unitholder Communications

               Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, we need you to indicate whether you authorize us to provide your name, address, and share position to requesting companies whose stock you own. If you tell us "no", we will not provide this information to requesting companies. If you tell us "yes" or do not check either "yes" or "no" below, we are required by the rule to treat you as consenting to disclosure of this information for all securities owned by you or any funds or accounts established by you. For your protection, the Rule prohibits the requesting company from using your name and address for any purpose other than corporate communications. Please indicate below whether you consent or object by checking one of the alternatives below.

               YES [ ]   You are authorized to release our name,
                         address, and share positions.

               NO  [X]   You are not authorized to release our
                         name, address, and share positions.

          16.  Disclaimer of Liability

               Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section 4.4 of the Declaration of Trust, this Agreement is executed by the Trustees and/or officers of the Trust, not individually but as such Trustees and/or officers of the Trust, and the obligations hereunder are not binding upon any of the Trustees or Unitholders individually but bind only the estate of the Trust.


               IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of November, 1996.

          ATTEST                      BLACKROCK MQE INVESTORS

                                      By:/s/ Wesley R. Edens
                                      Name:  Wesley R. Edens
                                      Title:  Chief Operating Officer

          ATTEST                      STATE STREET BANK AND TRUST
                                      COMPANY

                                      By:/s/ Ronald E. Logue
                                         Ronald E. Logue
                                         Executive Vice President


                                   Schedule A

               The following foreign banking institutions and foreign securities depositories have been approved by the Board of Trustees of Blackrock MQE Investors for use as sub-custodians for the Trust's securities and other assets:

                   (Insert banks and securities depositories)

          Certified:


          Trust's Authorized Officer

          Date:


                                TABLE OF CONTENTS

                                                                  Page

          1.   Custodian, Sub-Custodians and Agents . . . . . . .    1

               1.1  Employment of Custodian and Property to be
                    Held by It  . . . . . . . . . . . . . . . . .    1
               1.2  Employment of Sub-Custodians  . . . . . . . .    2
               1.3  Appointment of Agents . . . . . . . . . . . .    3

          2.   Duties of the Custodian with Respect to Property
               of the Trust Held By the Custodian . . . . . . . .    3

               2.1  Holding Securities  . . . . . . . . . . . . .    3
               2.2  Delivery of Securities  . . . . . . . . . . .    3
               2.3  Registration of Securities  . . . . . . . . .    6
               2.4  Bank Accounts . . . . . . . . . . . . . . . .    7
               2.5  Availability of Federal Funds . . . . . . . .    7
               2.6  Collection of Income  . . . . . . . . . . . .    8
               2.7  Payment of Trust Monies . . . . . . . . . . .    8
               2.8  Deposit of Trust Assets in Securities
                    Systems . . . . . . . . . . . . . . . . . . .   10
               2.9  Trust Assets Held in the Custodian's Direct
                    Paper System  . . . . . . . . . . . . . . . .   12
               2.10 Segregated Account  . . . . . . . . . . . . .   13
               2.11 Ownership Certificates for Tax Purposes . . .   14
               2.12 Proxies . . . . . . . . . . . . . . . . . . .   14
               2.13 Communications Relating to Trust Portfolio
                    Securities  . . . . . . . . . . . . . . . . .   15
               2.14 Proper Instructions . . . . . . . . . . . . .   15
               2.15 Actions Permitted without Express Authority .   16
               2.16 Evidence of Authority . . . . . . . . . . . .   16
               2.17 Advances  . . . . . . . . . . . . . . . . . .   17

          3.   Duties of the Custodian with Respect to Property
               of the Trust Held Outside of the United States . .   17

               3.1  Appointment of Foreign Sub-Custodians . . . .   17
               3.2  Assets to be Held . . . . . . . . . . . . . .   17
               3.3  Foreign Securities Depositories . . . . . . .   17
               3.4  Holding Securities  . . . . . . . . . . . . .   18
               3.5  Agreements with Foreign Banking Institutions    18
               3.6  Access of Independent Accountants of the
                    Trust . . . . . . . . . . . . . . . . . . . .   18
               3.7  Reports by Custodian  . . . . . . . . . . . .   19
               3.8  Transactions in Foreign Custody Account . . .   19
               3.9  Liability of Foreign Sub-Custodians . . . . .   20
               3.10 Liability of Custodian  . . . . . . . . . . .   20
               3.11 Reimbursement for Advances  . . . . . . . . .   21
               3.12 Monitoring Responsibilities . . . . . . . . .   21
               3.13 Branches of U.S. Banks  . . . . . . . . . . .   21
               3.14 Tax Law . . . . . . . . . . . . . . . . . . .   22

          4.   Duties of Custodian with Respect to the Books of
               Account  . . . . . . . . . . . . . . . . . . . . .   22

          5.   Records  . . . . . . . . . . . . . . . . . . . . .   23

          6.   Opinion of Trust's Independent Accountant  . . . .   23

          7.   Reports to Trust by Independent Public
               Accountants  . . . . . . . . . . . . . . . . . . .   23

          8.   Compensation of Custodian  . . . . . . . . . . . .   24

          9.   Responsibility of Custodian  . . . . . . . . . . .   24

          10.  Effective Period, Termination and Amendment  . . .   25

          11.  Successor Custodian  . . . . . . . . . . . . . . .   26

          12.  Interpretive and Additional Provisions . . . . . .   27

          13.  Massachusetts Law to Apply . . . . . . . . . . . .   28

          14.  Prior Contracts  . . . . . . . . . . . . . . . . .   28

          15.  Unitholder Communications  . . . . . . . . . . . .   28

          16.  Disclaimer of Liability  . . . . . . . . . . . . .   29